CUSIP: 15912K100	SCHEDULE 13G	EXHIBIT 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Change Healthcare Inc. is filed on behalf of each of us.

Dated: February 14, 2020

MCKESSON CORPORATION

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer

PF2 SPINCO, INC.

By:	/s/ Paul A. Smith
Paul A. Smith
President and Secretary

PF2 PST SERVICES LLC

By:	/s/ Michele Lau
Michele Lau
President and Secretary